Exhibit 10.5
CONSULTING AGREEMENT
     This Agreement is made and entered into by and between ARIAD Gene Therapeutics, Inc. a Delaware corporation (the “Company”) and Laurie A. Allen, Esq. (the “Consultant”) as of September 11, 2008.
     The Parent, in its capacity as the controlling stockholder of the Company has at the direction of the Merger Committee of the Parent’s Board of Directors executed and delivered a written consent, dated September 11, 2008, authorizing Allen to execute this agreement on behalf of the Company.
     For and in consideration of the mutual promises, terms, provisions and conditions contained in this Agreement, the parties agree as follows:
     1. Term. The term of this Agreement shall be for a period of five years, commencing as of the date the Consultant’s employment with the Company or any successor or assign thereof terminates for any reason.
     2. Relationship of the Parties.
          (a) It is expressly understood and agreed by the parties that the Consultant is an independent contractor in the performance of each and every part of this Agreement and that nothing contained in this Agreement is intended, or shall be construed, to constitute the Consultant as the employee, agent, partner or joint venturer of the Company or as constituting the exercise by the Company of control or direction over the manner or method by which the Consultant performs the services which are the subject of this Agreement.
          (b) The Consultant shall have no right, power or authority in any way to bind the Company to the fulfillment of any condition, contract or obligation or to create any liability binding on the Company. The Company is not responsible for any expenses or liabilities incurred by the Consultant, other than business expenses expressly authorized in writing by a duly authorized representative of the Company.

     3. Consultant’s Services. During the term hereof, the Consultant shall provide such advice and other consulting services as the Company may from time to time request, upon reasonable notice to the Consultant in writing, concerning litigation matters to which the Company or its parent, Ariad Pharmaceuticals, Inc. (the “Parent”) are party, that are pending at the time the Consultant’s engagement hereunder commences or which concern matters of patent, corporate or securities law. Services shall be provided during normal business hours, unless otherwise mutually agreed. The Consultant shall devote such business time as is necessary or desirable to fully perform hereunder.
     4. Compensation.
          (a) During the term hereof, as full compensation for all services performed by Consultant for the Company and subject to the Consultant’s performance hereunder, the Company agrees to pay the Consultant a fee (the “Consulting Fee”) on a per diem basis at a rate equal to the 1/261st of the sum of the base salary and bonus compensation received by the Consultant from the Company during the twelve month period immediately preceding the commencement of her engagement hereunder.
          (b) As an independent contractor, the Consultant shall be solely responsible for all incidents of employment for herself and her employees and agents, including without limitation workers’ compensation insurance, unemployment insurance, withholding and payment of all federal and state income taxes and social security and Medicare taxes and other legally-required payments on sums received from the Company.
     5. Confidential Information.
          (a) The Consultant acknowledges that, during the course of performing her services hereunder, the Company shall be disclosing information to the Consultant related to the Company’s business which is not generally known to the public (“Confidential Information”). The Consultant acknowledges that the Company’s business is extremely competitive, dependent in part upon the maintenance of secrecy, and that any disclosure of the Confidential Information would result in serious harm to the Company.
          (b) The Consultant agrees that the Confidential Information only shall be used by the Consultant in connection with her activities hereunder as a consultant to the Company, and shall not be used in any way that is detrimental to the Company.
          (c) The Consultant agrees not to disclose, directly or indirectly, the Confidential Information to any third person or entity, other than representatives or agents of the Company. The Consultant shall treat all such information as confidential and proprietary property of the Company.
          (d) The term “Confidential Information” does not include information that (i) is or becomes generally available to the public order than by disclosure in violation of this Agreement, (ii) was within the Consultant’s possession prior to being furnished to such

Consultant, (iii) becomes available to the Consultant on a nonconfidential basis or (iv) was independently developed by the Consultant without reference to the information provided by the Company.
          (e) The Employee may disclose any Confidential Information that is required to be disclosed by law, government regulation, subpoena, court order or other legal process. If disclosure is required pursuant to this Section 5(e), the Employee shall give the Company reasonable advance notice so that the Company may seek a protective order or take other action reasonable in light of the circumstances.
          (f) Upon termination of this Agreement, the Consultant shall promptly return to the Company all materials containing Confidential Information, as well as data, records, reports and other property, furnished by the Company to the Consultant or produced by the Consultant in connection with services rendered hereunder. Notwithstanding such return or any of the provisions of this Agreement, the Consultant shall continue to be bound by the terms of the confidentiality provisions contained in this Section 5 for a period of three years after the termination of this Agreement.
     6. Termination. Notwithstanding the provisions of Section 1 hereof, this Agreement shall terminate under the following circumstances:
          (a) Death. In the event of the Consultant’s death during the term hereof, this Agreement shall immediately and automatically terminate.
          (b) Termination by the Company For Cause. The Company may terminate this Agreement upon notice in the event that the Consultant breaches any material provision of this Agreement, provided that such breach remains uncured for a period of 30 days after written notice describing the same is given to the Consultant. All determinations of Cause hereunder shall require confirmation by a two-thirds vote of the Board of Directors of the Company.
     7. Effect of Termination. Upon termination of this Agreement in accordance with this Section 10 or by expiration of the term, the Company shall have no further obligations to the Consultant, other than for the Consulting Fee through the date of termination or expiration.
     8. Attorneys Fees. In the event the Consultant commences litigation against the Company or the Parent to enforce her rights under her employment agreement with the Parent, this Agreement, or any other agreement with either the Company or the Parent, the Company will, upon Allen’s request, pay from time to time as incurred her actual attorneys’ fees and other legal expenses in connection with any such litigation without regard to the eventual outcome of any such litigation
     9. Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
     10. Assignment. Neither the Company nor the Consultant may make any assignment of this Agreement or any interest herein, without the prior consent of the other party, provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Consultant in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into any other person, corporation or other entity or transfer all or substantially all of its properties or assets to any other person or entity.
     11. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.
     12. Notices. Except as otherwise expressly provided herein, any notices, requests, demands or other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or mailed, postage prepaid, and addressed to the Consultant at her last known address on the books of the Company or, in the case of the Company, to it at its main office, or to such other address as either party may specify to the other by written notice actually received.
     13. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Consultant and by a duly authorized representative of the Company.
     14. Captions and Counterparts. The captions and headings in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.
     15. Governing Law. This is a Massachusetts contract and shall be construed and enforced under and be governed in all respects by the laws of The Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.
     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Consultant, as of the date first written above.

THE CONSULTANT:	THE COMPANY: ARIAD Gene Therapeutics, Inc.

/s/ Laurie A. Allen	By:	/s/ Laurie A. Allen

Title: President and Secretary